OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         December 29, 2005               FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:      Lynch Corporation
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Lynch Corporation,  an Indiana corporation
(the "Company"), in connection with the preparation and filing of a Registration
Statement on Form S-8 (the  "Registration  Statement")  with the  Securities and
Exchange  Commission,  with respect to the registration under the Securities Act of 1933, as amended,  of an aggregate of 300,000  common shares (the  "Shares"), par value $.01 per share,  to be issued  pursuant to the  Company's  2001 Equity
Incentive Plan (the "Plan").

         We advise you that we have  examined  originals or copies  certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, as amended,  the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and  certificates,  and we have made such  examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing,  we are of the opinion that the Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
Plan, will be duly and validly issued, fully paid and non-assessable.

         We are  members  of the Bar of the State of New York and we  express no opinion  as to any  laws  other  than the laws of the  State  of New  York,  the
Business  Corporation  Law of the State of Indiana and the  federal  laws of the
United States of America.

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                         FACSIMILE: 973.335.8018

December 23, 2005

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Registration Statement.

                                  Very truly yours,

                                  /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP